As filed with the Securities and Exchange Commission on May 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2103460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

68 Jonspin Road

Wilmington, Massachusetts 01887

(978) 658-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald D. Croatti

President and Chief Executive Officer

UniFirst Corporation

68 Jonspin Road

Wilmington, Massachusetts 01887

(978) 658-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond C. Zemlin

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the registrant.

If the only securities being registered pursuant on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.    __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.    __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.10 par value	4,300,000	$31.10	$133,730,000	$14,309.11

(1)

In addition to shares of the registrant’s Common Stock being registered hereunder, the registrant is also registering an indeterminable number of additional shares of the registrant’s Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares being offered.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on May 16, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 22, 2006

UNIFIRST CORPORATION

4,300,000 Shares

Common Stock

We and the selling stockholders may offer and sell from time to time up to 4,300,000 shares of our Common Stock, par value $0.10 per share, for an aggregate maximum offering price of up to $133,730,000. We will provide specific terms for any sale of our Common Stock in one or more supplements to this prospectus. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our Common Stock that each selling stockholder will be selling. You should read this prospectus, any applicable supplement, and the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest. This prospectus may not be used to offer and sell our Common Stock unless accompanied by a prospectus supplement for our Common Stock.

Our Common Stock is traded on the New York Stock Exchange under the trading symbol “UNF.” On May 19, 2006, the closing sale price of our Common Stock on the New York Stock Exchange was $31.20 per share. We will apply to list our Common Stock sold under this prospectus and any prospectus supplement on the New York Stock Exchange.

Common Stock sold by us or the selling stockholders may be sold directly by us or through underwriters, dealers or agents designated from time to time or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our Common Stock in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our Common Stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our Common Stock involves a high degree of risk. You should consider carefully the “Risk Factors” beginning on page 4 of this prospectus. We may also include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our Common Stock should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2006

You should rely on the information contained in this prospectus, any prospectus supplement or any document incorporated herein or therein to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of these documents, regardless of the time of delivery of this prospectus or of any sale of our securities.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the applicable prospectus supplement carefully, including “Risk Factors” beginning on page 4 of this prospectus, before deciding to invest in our Common Stock.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we and/or the selling stockholders may sell our Common Stock described in this prospectus in one or more offerings up to a total public offering price of $133,730,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of our Common Stock that may be offered.

Each time we or any selling stockholder sells shares of our Common Stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about our Common Stock being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context otherwise requires, in this prospectus, “UniFirst,” “company”, “we,” “us” and “our” refer to UniFirst Corporation, and its direct and indirect subsidiaries on a consolidated basis.

About UniFirst

General

We are one of the largest providers of workplace uniforms and protective clothing in the United States. We design, manufacture, rent, clean, deliver, and sell a wide range of uniforms and protective clothing, including shirts, pants, jackets, coveralls, jumpsuits, lab coats, smocks and aprons, and also rent industrial wiping products, floor mats, facility service products, other non-garment items, and provide first aid cabinet services and other safety supplies, to a variety of manufacturers, retailers and service companies. We serve businesses of all sizes in numerous industry categories. At certain specialized facilities, we also decontaminate and clean work clothes that may have been exposed to radioactive materials and service special cleanroom protective wear.

We have six operating segments: US Rental and Cleaning, Canadian Rental and Cleaning, Manufacturing (“MFG”), Specialty Garments Rental and Cleaning (“Specialty Garments”), First Aid and Corporate. Our US Rental and Cleaning and Canadian Rental and Cleaning operating segments have been combined to form our US and Canadian Rental and Cleaning reporting segment. Our US and Canadian Rental and Cleaning reporting segment purchases, rents, cleans, delivers and sells, uniforms and protective clothing and non-garment items in the United States and Canada. Our Corporate operating segment consists of costs associated with our distribution center, sales and marketing, information systems, engineering, materials management, manufacturing planning, finance, budgeting, human resources, other general and administrative costs and interest expense. The revenues generated from our Corporate operating segment represent certain direct sales made by us directly from our distribution center. The products sold by this operating segment are the same products rented and sold by our US and Canadian Rental and Cleaning reporting segments. Our MFG operating segment designs and manufactures uniforms and non-garment items solely for the purpose of providing these goods to our US and Canadian Rental and Cleaning reporting segment. Our Specialty Garments operating segment purchases, rents, cleans, delivers and sells, specialty garments and non-garment items primarily for nuclear and clean room applications. Our First Aid operating segment sells first aid cabinet services and other safety supplies.

In fiscal 2005, we generated $763.8 million in revenue, of which approximately 88% was derived from our US and Canadian Rental and Cleaning and Corporate segments. Specialty Garments and First Aid accounted for 8% and 4% of 2005 revenues, respectively. In the first half of fiscal 2006, we generated $401.5 million in revenue, of which 90% was derived from our US and Canadian Rental and Cleaning and Corporate segments. Specialty Garments and First Aid accounted for 6% and 4% of revenues, respectively, for the first half of fiscal 2006.

Products and Services

We provide our customers with personalized workplace uniforms and protective work clothing in a broad range of styles, colors, sizes and fabrics. Our uniform products include shirts, pants, jackets, coveralls, jumpsuits, smocks, aprons and specialized protective wear, such as flame resistant and high visibility garments. At certain specialized facilities, we also decontaminate and clean clothes which may have been exposed to radioactive materials and service special cleanroom protective wear. We also offer non-garment items and services, such as industrial wiping products, floor mats, dry and wet mops, and other textile products. We offer our customers a range of garment service options, including full-service rental programs in which garments are cleaned and serviced by us, lease programs in which garments are cleaned and maintained by individual employees, and purchase programs to buy garments and related items directly. As part of our rental business, we pick up a customer’s soiled uniforms and/or other items on a periodic basis (usually weekly) and deliver back cleaned and processed replacement items. We believe our centralized services, specialized equipment, and economies of scale generally allow us to be more cost effective in providing garment and related services than customers would be by themselves, particularly those customers with high employee turnover rates. Our uniform program is intended not only to help our customers foster greater company identity, but to enhance their corporate image and improve employee safety, productivity and morale. We primarily serve our customers pursuant to written service contracts with an initial term of five years.

Customers

We serve businesses of all sizes in numerous industry categories. Typical customers include automobile service centers and dealers, delivery services, food and general merchandise retailers, food processors and service operations, light manufacturers, maintenance facilities, restaurants, service companies, soft and durable goods wholesalers, transportation companies, and others who require employee clothing for image, identification, protection or utility purposes. With respect to our Specialty Garment segment, typical customers include government agencies, research and development laboratories, high technology companies and utilities operating nuclear reactors. We currently service approximately 190,000 customer locations in the United States, Canada and Europe from 179 manufacturing, distribution and customer service facilities.

Marketing and Customer Service

We employ trained sales representatives whose sole function is to market our services to potential customers and develop new accounts. We also utilize our route salespeople to maximize sales to existing customers, such as by offering garment rental customers the opportunity to purchase non-garment items. Sales representatives utilize an extensive, proprietary database of pre-screened and qualified business prospects. This database is built through responses to our promotional initiatives, through contacts via our World Wide Web site and trade shows and through the selective use of purchased lists. We also endeavor to elevate our brand identity through advertising and promotional initiatives.

We believe that customer service is the most important element in developing and maintaining our market position and that our emphasis on customer service is reflected throughout our business. We serve our customers through approximately 1,400 route salespersons, who generally interact on a weekly basis with their accounts, and more than 850 service support people, who are charged with expeditiously handling customer requirements regarding the outfitting of new customer employees, garment repair and replacement, billing inquiries and other matters. Our policy is to respond to all customer inquiries and problems within 24 hours.

Our customer service function is supported by our fully-networked management information systems, which provide our personnel with access to information on the status of customers’ orders, inventory availability and shipping information, as well as information regarding customers’ individual employees, including names, sizes, uniform styles and colors. We have a national account sales group that targets larger customers with nationwide operations for which we can serve as the primary supplier of garment services. We currently employ twenty persons in our national account sales organization.

Competition

The uniform rental and sales industry is highly competitive. The principal methods of competition in the industry are quality of service and price. We believe that the top four companies in the uniform rental segment of the industry, including UniFirst, currently generate over half of the industry’s volume. Our leading competitors include Aramark Corporation, Cintas Corporation and G&K Services, Inc. The remainder of the market, however, is divided among more than 600 smaller businesses, many of which serve one or a limited number of markets or geographic service areas and a small group of which have revenues of up to approximately $200 million. In addition to our traditional rental competitors, we may increasingly compete in the future with businesses that focus on selling uniforms and other related items. We also compete with industry competitors for acquisitions, which has the effect of increasing the price for acquisitions and reducing the number of acquisition candidates available to us. We believe that our ability to compete effectively is enhanced by the superior customer service and support that we provide our customers.

Manufacturing and Sourcing

We manufactured approximately 55% of all garments which we placed in service during fiscal 2005. These were primarily work pants manufactured at our plant in Ebano, San Luis Potosi, Mexico and shirts manufactured at our plant in Valles, San Luis Potosi, Mexico. The balance of the garments used in our programs are purchased from a variety of industry suppliers. While we currently acquire the raw materials with which we produce our garments from a limited number of suppliers, we believe that such materials are readily available from other sources. To date, we have experienced no significant difficulty in obtaining any of our raw materials or supplies.

Employees

We employ approximately 9,200 persons. Approximately 2% of United States employees are represented by a union, which is pursuant to a collective bargaining agreement. We consider our employee relations to be good.

Corporate Information

UniFirst Corporation was incorporated in the Commonwealth of Massachusetts on October 24, 1950, as a successor to certain businesses formed in 1936. Our principal executive offices are located at 68 Jonspin Road, Wilmington, Massachusetts 01887 and our phone number is (978) 658-8888. Our internet address is www.unifirst.com. We make available on our Internet website free of charge a link to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

The Securities We May Offer

We and/or the selling stockholders may offer shares of our Common Stock with a total value of up to $133,730,000 from time to time under this prospectus and the applicable prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. We currently have outstanding two classes of common stock, Common Stock and Class B Common Stock. The principal differences between these two classes of common stock are:

•

shares of our Common Stock and shares of our Class B Common Stock generally vote together as a single class, and our Common Stock is entitled to one vote per share, while our Class B Common Stock is entitled to 10 votes per share;

•

if any dividends are paid on shares of our Class B Common Stock, then the holders of our Common Stock are entitled to receive a per share dividend equal to 125% of the per share dividend paid on our Class B Common Stock; and

•	shares of our Class B Common Stock are generally non-transferable, except for transfers to family members.

For a more complete description of the relative rights, privileges, and terms of our Common Stock, please review the description of our Common Stock contained in our Registration Statement on Form S-3, filed with the Securities and Exchange Commission on February 12, 1998, including any amendment or report filed for the purpose of updating that description, which are incorporated herein by reference.

Each time we or the selling stockholders offer shares of our Common Stock, we will provide a prospectus supplement that will describe the specific amounts and prices of our Common Stock relating to such sale. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell our Common Stock unless accompanied by a prospectus supplement.

We or our selling stockholders may sell our Common Stock directly or through underwriters, dealers or agents. We, the selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of our Common Stock. If we or the selling stockholders do offer our Common Stock through underwriters, dealers or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

RISK FACTORS

You should consider carefully the following risk factors, together with all of the other information included in this prospectus or incorporated by reference into this prospectus. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Common Stock.

Risks Relating to Our Business

We face intense competition within our industry, which may adversely affect our results of operations and financial condition.

The uniform rental and sales industry is highly competitive. The principal methods of competition in the industry are quality of service and price. We believe that the top four companies in the uniform rental segment of the industry, including us, currently generate over half of the industry’s volume. Our leading competitors include Aramark Corporation, Cintas Corporation and G&K Services, Inc. The remainder of the market, however, is divided among more than 600 smaller businesses, many of which serve one or a limited number of markets or geographic service areas and a small group of which have revenues of up to approximately $200 million. In addition to our traditional rental competitors, we may increasingly compete in the future with businesses that focus on selling uniforms and other related items. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material effect on our results of operations and financial condition. We also compete with industry competitors for acquisitions, which has the effect of increasing the price for acquisitions and reducing the number of acquisition candidates available to us. If we pay higher prices for businesses we acquire, our returns on investment and profitability may be reduced.

Implementation of our acquisition strategy may not be successful, which could adversely affect our ability to increase our revenues or our profitability.

As part of our growth strategy, we intend to continue to actively pursue additional acquisition opportunities. However, as discussed above, we compete with others within our industry for suitable acquisition candidates. This competition may increase the price for acquisitions and reduce the number of acquisition candidates available to us. As a result, acquisition candidates may not be available to us in the future on favorable terms. Even if we are able to acquire businesses on favorable terms, managing growth through acquisition is a difficult process that includes integration and training of personnel, combining plant and operating procedures, and additional matters related to the integration of acquired businesses within our existing organization. Unanticipated issues related to integration may result in additional expense or in disruption to our operations, either of which could negatively impact our ability to achieve anticipated benefits. While we believe we will be able to fully integrate acquired businesses, we can give no assurance that we will be successful in this regard.

The successful implementation of our growth strategy will require us to increase our work force, the scope of our operating and financial systems and the geographic area of our operations. We believe this growth will increase our operating complexity and the level of responsibility for both existing and new management personnel. Managing and sustaining our growth and expansion will require substantial enhancements to our operational and financial systems and controls, as well as additional administrative, operational and financial resources. There can be no assurance that we will be able to manage our expanding operations successfully or that we will be able to maintain or accelerate our growth, and any failure to do so could have a material adverse effect on our results of operations and financial condition.

In order to finance such acquisitions, we may need to obtain additional funds either through public or private financings, including bank and other secured and unsecured borrowings and the issuance of debt or equity securities. There can be no assurance that future issuances of securities in connection with acquisitions will not be dilutive to our stockholders.

The expenses we incur to comply with environmental regulations, including costs associated with potential environmental remediation, may prove to be significant and could have a material adverse affect on our results of operations and financial condition.

We, like our competitors, are subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of hazardous wastes and other substances. In particular, industrial laundries use and must dispose of detergent waste water and other residues. In the past, we have settled, or contributed to the settlement of, actions or claims brought against us relating to the disposal of hazardous materials and there can be no assurance that we will not have to expend material amounts to remediate the consequences of any such disposal in the future. Further, under environmental laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in or emanating from such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner or lessee knew of or was responsible for the presence of such hazardous or toxic substances. There can be no assurance that acquired or leased locations have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third-party actions such as tort suits.

Our nuclear garment decontamination facilities are licensed by the Nuclear Regulatory Commission, or in certain cases, by the applicable state agency, and are subject to regulation by federal, state and local authorities. In the past, scrutiny and regulation of nuclear facilities and related services have resulted in the suspension of operations at certain nuclear facilities served by us or disruptions in our ability to service such facilities. There can be no assurance that such scrutiny and regulation will not lead to the shut-down of such facilities or otherwise cause material disruptions in our garment decontamination business.

If we are unable to preserve positive labor relationships or become the target of corporate labor unionization campaigns, the resulting labor unrest could disrupt our business by impairing our ability to produce and deliver our products.

We employed approximately 9,200 persons. Approximately 2% of United States employees are represented by a union pursuant to a collective bargaining agreement. Competitors within our industry have been the target of corporate unionization campaigns by multiple labor unions. While our management believes that our employee relations are good, we cannot assure you that we will not experience pressure from labor unions or become the target of campaigns similar to those faced by our competitors. If we do encounter pressure from labor unions, any resulting labor unrest could disrupt our business by impairing our ability to produce and deliver our products. In addition, significant union representation would require us to negotiate the wages, salaries, benefits and other terms with many of our employees collectively and could adversely affect our results of operations by restricting our ability to maximize the efficiency of our operations.

Our business may be adversely affected by national, regional or industry specific economic slowdowns.

National, regional or industry specific economic slowdowns, as well as events or conditions in a particular area, such as adverse weather and other factors, may adversely affect our operating results. In addition, increases in interest rates that may lead to a decline in economic activity, while simultaneously resulting in higher interest expense to us under our credit facility, may adversely affect our operating results.

Economic and business conditions affecting our customer base could negatively impact our sales and operating results.

We supply uniform services to many industries that have been subject to one or more of shifting employment levels, changes in worker productivity, uncertainty regarding the impacts of rehiring and a shift to offshore manufacturing. Economic hardship among our customer base could cause some of our customers to reduce work forces, restrict expenditures or even cease to conduct business, all of which could reduce the number of employees utilizing our uniform services, which would negatively affect our sales and results of operations.

Our business may be subject to seasonal and quarterly fluctuations.

Historically, our revenues and operating results have varied from quarter to quarter and are expected to continue to fluctuate in the future. In addition, our operating results historically have been seasonally lower during the second and fourth fiscal quarters than during the other quarters of the fiscal year. We incur various costs in integrating or establishing newly acquired businesses or start-up operations, and the profitability of a new location is generally expected to be lower in the initial period of its operation than in subsequent periods. Start-up operations in particular lack the support of an existing customer base and require a significantly longer period to develop sales opportunities and meet targeted operating results. These factors, among others, make it likely that in some future quarter our results of operations may be below the expectations of securities analysts and investors, which could have a material adverse effect on the market price of our Common Stock.

Loss of our key management or other personnel could adversely impact our business.

Our success is largely dependent on the skills, experience and efforts of our senior management and certain other key personnel. If, for any reason, one or more senior executives or key personnel were not to remain active in our company, our results of operations could be adversely affected. Our future success also depends upon our ability to attract and retain qualified managers and technical and marketing personnel, as well as sufficient numbers of hourly workers. There is competition in the market for the services of such qualified personnel and hourly workers and our failure to attract and retain such personnel or workers could adversely affect our results of operations.

We depend on third parties to supply us with raw materials and ship a large portion of our products, and our results of operations could be adversely affected if we are unable to obtain adequate raw materials and ship our products in a timely manner.

We manufactured approximately 55% of all garments which we placed in service during fiscal 2005. These were primarily work pants manufactured at our plant in Ebano, San Luis Potosi, Mexico and shirts manufactured at our plant in Valles, San Luis Potosi, Mexico. The balance of the garments used in our programs are purchased from a variety of industry suppliers. While we currently acquire the raw materials with which we produce our garments from a limited number of suppliers, we believe that such materials are readily available from other sources. To date, we have experienced no significant difficulty in obtaining any of our raw materials or supplies. However, if we were to experience difficulty obtaining any of our raw materials from such suppliers and were unable to obtain new materials or supplies from other industry suppliers, it could adversely affect our results of operations.

We utilize United Parcel Service and other common carriers to ship a large portion of our products. Strikes or other service interruptions affecting such carriers could impair our ability to deliver products on a timely and cost-effective basis. In addition, because we typically bear the cost of shipment to our customers, any increase in shipping rates could adversely affect our operating results.

Our failure to retain our current customers and renew our existing customer contracts could adversely affect our results of operations and financial condition.

Our success depends on our ability to retain our current customers and renew our existing customer contracts. Our ability to do so generally depends on a variety of factors, including the quality, price and responsiveness of our services, as well as our ability to market these services effectively and differentiate ourselves from our competitors. We cannot assure you that we will be able to renew existing customer contracts at the same or higher rates or that our current customers will not turn to competitors, cease operations, elect to self-operate or terminate contracts with us. The failure to renew a significant number of our existing contracts would have a material adverse effect on our results of operations and financial condition.

Increases in fuel and energy costs could adversely affect our results of operations and financial condition.

The price of fuel and energy needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns, limits on refining capacities, natural disasters and environmental concerns. Any increase in fuel and energy costs could adversely affect our results of operations and financial condition.

Quarterly fluctuations in our nuclear garment decontamination business could disproportionately impact our revenue and create volatility in the price of our Common Stock.

Our nuclear decontamination business is affected by shut-downs, outages and clean-ups of the nuclear facilities we service. We are not able to control or predict with certainty when such shut-downs, outages and clean-ups will occur. Quarterly fluctuations in our nuclear decontamination business could have a disproportionate impact on revenue and create volatility in the price of our Common Stock.

Risks Relating to Our Common Stock

The price of our Common Stock could decline, resulting in a loss on your investment.

The price of our Common Stock may experience significant volatility. Such volatility may be caused by fluctuations in our operating results, changes in earnings estimated by investment analysts, the number of shares of our Common Stock traded each day, the degree of success we achieve in implementing our business and growth strategies, changes in business or regulatory conditions affecting us, our customers or our competitors, and other factors. In addition, the New York Stock Exchange historically has experienced extreme price and volume fluctuations that often have been unrelated to, or disproportionate to, the operating performance of its listed companies. These fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of our Common Stock. There can be no assurance that the market price of our Common Stock will not decline below the price at which shares of our Common Stock are offered pursuant to this prospectus and the applicable prospectus supplement.

We are controlled by our principal stockholders, and our other stockholders may be unable to affect the outcome of stockholder voting.

As of May 19, 2006, the members of the Croatti family owned in the aggregate 9,415,068 shares of our Class B Common Stock, which represents approximately 49% of the aggregate number of outstanding shares of our Common Stock and Class B Common Stock, and approximately 91% of the combined voting power of the outstanding shares of our Common Stock and Class B Common Stock. Holders of our Class B Common Stock are entitled to 10 votes per share, while holders of our Common Stock are entitled to one vote per share. As a result, the members of the Croatti family, acting with other family members, could effectively control most matters requiring approval by our stockholders, including the election of a majority of the directors. While historically the members of the Croatti family have individually voted their respective shares of Class B Common Stock in the same manner, there is no contractual understanding requiring this and there is no assurance that the family members will continue to individually vote their shares of Class B Common Stock in the same manner. This potential voting control by the members of the Croatti family, together with certain provisions of our by-laws, as amended, and restated articles of organization, could have the effect of delaying, deferring or preventing a change in control of our company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Forward looking statements contained in this prospectus are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and are highly dependent upon a variety of important factors that could cause actual results to differ materially from those reflected in such forward looking statements. Such factors include uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, our ability to compete successfully without any significant degradation in our margin rates, seasonal fluctuations in business levels, uncertainties regarding the price levels of natural gas, electricity, fuel, and labor, the impact of negative economic conditions on our customers and such customer’s workforce, the extent of costs necessitated by, and declines in revenues from customers adversely affected by, the recent hurricanes in Florida and the Gulf Coast, the continuing increase in domestic healthcare costs, demand and prices for our products and services, additional professional and internal costs necessary for compliance with recent and proposed future changes in Securities and Exchange Commission (including the Sarbanes-Oxley Act of 2002), New York Stock Exchange, and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy and general economic conditions. When used in this prospectus, the words “intend”, “anticipate”, “believe”, “estimate”, and “expect” and similar expressions as they relate to us are included to identify such forward looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from our sale of our Common Stock for general corporate purposes, including acquisitions, investments, capital expenditures, marketing, repayment of indebtedness and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term securities until we use them for their stated purpose.

The proceeds from the sale by the selling stockholders of our Common Stock will belong to the selling stockholder making the sale. It is expected that these sales will in part raise funds needed to satisfy future estate tax requirements. We will not receive any proceeds from such sales.

SELLING STOCKHOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

•	the name of the selling stockholder;

•	the nature of any position, office or other material relationship which the selling stockholder will have had within the prior three years with us or any of our predecessors or affiliates;

•	the number of shares of our Common Stock and Class B Common Stock owned by the selling stockholder prior to the offering;

•	the number of shares of our Common Stock to be offered for the selling stockholder’s account; and

•	the amount and (if one percent or more) the percentage of our Common Stock and Class B Common Stock to be owned by the selling stockholder after completion of the offering.

We and the selling stockholders expect that the selling stockholders will consist primarily of members of the Croatti family. It is expected that sales by the selling stockholders of our Common Stock will in part raise funds needed to satisfy future estate tax requirements. In addition, the selling stockholders may include our directors, executive officers, former directors, employees and former employees.

PLAN OF DISTRIBUTION

The various expenses to be incurred in connection with the sale and distribution of shares of our Common Stock will be borne proportionately by parties who sell shares of our Common Stock in the offering.

We and the selling stockholders may sell shares of our Common Stock to one or more underwriters for public offering and sale by them and may also sell our Common Stock to investors directly or through agents. In addition, some of our stockholders may sell shares of our Common Stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling stockholders have reserved the right to sell or exchange our shares of our Common Stock directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We or any selling shareholders may distribute shares of our Common Stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or any selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell shares of our Common Stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of shares of our Common Stock, we or any selling stockholders, or the purchasers of shares of our Common Stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell shares of our Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase shares of our Common Stock as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we or any selling stockholders pay to underwriters or agents in connection with the offering of our Common Stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of shares of our Common Stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of shares of our Common Stock may be deemed to be underwriting discounts and commissions. We or any selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of shares of our Common Stock. This may include over-allotments or short sales of shares of our Common Stock, which involve the sale by persons participating in the offering of more shares of our Common Stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of shares of our Common Stock by bidding for or purchasing shares of our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of UniFirst Corporation appearing in UniFirst Corporation’s Annual Report (Form 10-K) for the year ended August 27, 2005 (including the schedule appearing therein), and UniFirst Corporation management's assessment of the effectiveness of internal control over financial reporting as of August 27, 2005, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including amendments thereto, relating to our Common Stock offered by this prospectus, with the SEC. This prospectus, which constitutes a part of this registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules which are part of this registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and our Common Stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our web site at http://www.unifirst.com or at the SEC’s web site at http://www.sec.gov. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the shares or otherwise terminate the offering of the shares. The documents we incorporate by reference are:

1.             Our Annual Report on Form 10-K for the fiscal year ended August 27, 2005;

2.             Our Quarterly Reports on Form 10-Q for the three months ended November 26, 2005 and February 25, 2006;

3.             Our Current Reports on Form 8-K, filed with the SEC on October 31, 2005, January 5, 2006, March 8, 2006 and
                                 March 30, 2006;

4.             Our Proxy Statement, filed with the SEC on December 5, 2005; and

5.             The description of our Common Stock contained in our Registration Statement on Form S-3, filed with the SEC on February 12, 1998, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. Request for such documents can be made by contacting us at that following address and telephone number:

UniFirst Corporation

68 Jonspin Road

Wilmington, MA 01887

Telephone: (978) 658-8888

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the registrant’s Common Stock being registered hereby (except for any underwriting discounts and commissions), all of which will be borne proportionately by parties who sell shares of the registrant’s Common Stock registered under this registration statement. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$14,309.11
Printing Expenses	*$20,000.00
Accounting Fees and Expenses	*$35,000.00
Legal Fees and Expenses	*$150,000.00
New York Stock Exchange Listing Fee	*$20,000.00
Miscellaneous	*$20,000.00
Total	*$259,309.11

*Estimated

Item 15. Indemnification of Directors and Officers.

We are a Massachusetts corporation. Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws (“Section 2.02(b)(4)”) allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation for monetary damages for a breach of fiduciary duty as a director provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for improper distributions or (4) for any transaction from which a director derived an improper personal benefit.

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability incurred in a proceeding if he was a party to the proceeding because he is a director and:

•	he conducted himself in good faith; and
•	he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and
•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

•	to the same extent as a director; and

•

if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these and other capacities.

Article 6A of our company's restated articles of organization, as amended, provides:

1. Except as limited by law or as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs and personal representatives) shall be indemnified by this Corporation against all Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as a director, officer, employee or other agent of any other organization.

2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

4. To the extent authorized by the Board of Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition of a Proceeding, upon receipt of an undertaking by the person indemnified to repay such indemnification if it shall be established that he is not entitled to indemnification by an adjudication under Paragraph 2 or by an opinion of counsel under Paragraph 3 hereof.

5. For the purposes of this Article,

(a) "Officer" means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors;

(b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(c) "Expense" means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

6. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Article 6G of our company's restated articles of organization provides:

No Director of this Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as Director, notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

We have purchased directors’ and officers’ liability insurance and company reimbursements liability insurance policy that (1) insures against certain losses (above a deductible amount) arising from claims against directors or officers of our company by reason of certain acts, done or attempted by such director or officer and (2) insures our company against losses (above a deductible amount) arising from any such claims, but only if we are permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our restated articles of organization and by-laws, as amended.

Item 16. Exhibits.

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
4.1

Description of Capital Stock (contained in Article 4A of the Registrant’s Restated Articles of Organization – incorporated by reference to Exhibit 3-A to the Company’s Registration Statement on Form S-1 (No. 2-83051) — and the Articles of Amendment dated January 12, 1988, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 1988 — and the Articles of Amendment dated January 21, 1993, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 1993).

4.2	Specimen of the Certificate Representing the Registrant’s Common Stock (previously filed and incorporated herein by reference).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Goodwin Procter LLP. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

_____________________

+	To be filed either by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

*	Filed herewith.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wilmington, Massachusetts, on May 22, 2006.

UNIFIRST CORPORATION

By: /s/ Ronald D. Croatti Ronald D. Croatti President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald D. Croatti with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Ronald D. Croatti_______

Ronald D. Croatti

/s/ John B. Bartlett_________

John B. Bartlett

/s/ Albert Cohen___________

Albert Cohen

/s/ Phillip L. Cohen________

Phillip L. Cohen

/s/ Robert F. Collings_______

Robert F. Collings

/s/ Cynthia Croatti_________

Cynthia Croatti

/s/ Anthony F. DiFillippo____

Anthony F. DiFillippo

/s/ Donald J. Evans_________

Donald J. Evans

/s/ Lawrence Pugh__________

Lawrence Pugh

President and Chief Executive Officer (Principal Executive Officer and Director)

Chief Financial Officer (Principal Financial Officer and

Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Director

May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006 May 22, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
4.1

Description of Capital Stock (contained in Article 4A of the Registrant’s Restated Articles of Organization – incorporated by reference to Exhibit 3-A to the Company’s Registration Statement on Form S-1 (No. 2-83051) — and the Articles of Amendment dated January 12, 1988, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 1988 — and the Articles of Amendment dated January 21, 1993, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 1993).

4.2	Specimen of the Certificate Representing the Registrant’s Common Stock (previously filed and incorporated herein by reference).
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Goodwin Procter LLP. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

_____________________

+	To be filed either by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

*	Filed herewith.